    As filed with the Securities and Exchange Commission on September 26, 1997
                                                      Registration No. 333-
-------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                    ____________

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                    ____________

                                  TRUEVISION, INC.
               (Exact name of registrant as specified in its charter)
                                    ____________

                  DELAWARE                            77-016747
         (State of Incorporation)        (I.R.S. Employer Identification No.)

                                    ____________


                                 2500 WALSH AVENUE
                               SANTA CLARA, CA  95051
                                   (408) 562-4200
           (Address and telephone number of principal executive offices)

                                    ____________

                         AMENDED 1988 INCENTIVE STOCK PLAN
                   AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN
                             (Full title of the plans)


                                   R. John Curson
            Senior Vice President, Chief Financial Officer and Secretary
                                  Truevision, Inc.
                                 2500 Walsh Avenue
                               Santa Clara, CA  95051
                                   (408) 562-4200
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    ____________

                                     Copies to:
                                Lee F. Benton, Esq.
                              Julia L. Davidson, Esq.
                                 Cooley Godward LLP
                               Five Palo Alto Square
                                3000 El Camino Real
                             Palo Alto, CA  94306-2155
                                   (650) 843-5000
                                    ____________

                          CALCULATION OF REGISTRATION FEE

                                   PROPOSED       PROPOSED
  TITLE OF          AMOUNT TO      MAXIMUM        MAXIMUM
 SECURITIES             BE         OFFERING      AGGREGATE      AMOUNT OF
   TO BE            REGISTERED    PRICE PER       OFFERING    REGISTRATION
 REGISTERED            (1)        SHARE (2)        PRICE           FEE
-----------------------------------------------------------------------------
Stock Options
and Common Stock
(par value $.001)   1,215,000      $3.1250     $3,796,875.00    $1,150.57
-----------------------------------------------------------------------------

(1) This registration statement is intended to cover the offering of up to 1,115,000 shares of the Company's Common Stock pursuant to its Amended 1988 Incentive Stock Plan and up to 100,000 shares of the Company's Common Stock pursuant to its Amended and Restated 1991 Director Option Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on September 23, 1997, in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended.

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.









                                        ii.

        INCORPORATION OF THE CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

    The contents of Registration Statements on Form S-8 Nos. 33-53458 and 33-63135, filed with the Securities and Exchange Commission on October 2, 1992 and October 2, 1995, respectively, are incorporated by reference into this Registration Statement.


                                      EXHIBITS


EXHIBIT
NUMBER

5.1           Opinion of Cooley Godward LLP

23.1          Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1          Power of Attorney is contained on the signature pages.

99.1          Amended and Restated 1991 Director Option Plan

99.2          Amended 1988 Incentive Stock Plan






                                        1.

                                     SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 24, 1997.


                                  TRUEVISION, INC.



                                  By:  /s/ Louis J. Doctor
                                     ----------------------------------------
                                       Louis J. Doctor
                                       President and Chief Executive Officer










                                      2.

                                 POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Doctor and R. John Curson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                          DATE


/s/ Walter W. Bregman         Chairman of the Board          September 24, 1997
---------------------------
     Walter W. Bregman



/s/ Louis J. Doctor           President, Chief Executive     September 24, 1997
---------------------------   Officer and Director
     Louis J. Doctor          (PRINCIPAL EXECUTIVE OFFICER)



/s/ R. John Curson            Senior Vice President,         September 24, 1997
---------------------------   Chief Financial Officer and
     R. John Curson           Secretary
                              (PRINCIPAL FINANCIAL OFFICER)



/s/ Harvey Chesler            Controller                     September 24, 1997
---------------------------   (PRINCIPAL ACCOUNTING OFFICER)
     Harvey Chesler



/s/ Kieth E. Sorenson         Director                       September 24, 1997
---------------------------
     Kieth E. Sorenson



                              Director                       September __, 1997
---------------------------
     Conrad J. Wredberg



/s/ William H. McAleer        Director                       September 24, 1997
---------------------------
     William H. McAleer



                                     3.

                                   EXHIBIT INDEX





EXHIBIT
NUMBER                DESCRIPTION

 5.1      Opinion of Cooley Godward LLP

23.1      Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1      Power of Attorney is contained on signature pages

99.1      Amended and Restated 1991 Director Option Plan

99.2      Amended 1988 Incentive Stock Plan




                                     4.